Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Peter G. Humphrey, President and Chief Executive Officer, and Ronald A. Miller, Chief Financial Officer of Financial Institutions, Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2008 and that to the best of his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2009	/s/ Peter G. Humphrey
Peter G. Humphrey
President and Chief Executive Officer (Principal Executive Officer)

Date: March 12, 2009	/s/ Ronald A. Miller
Ronald A. Miller Chief Financial Officer (Principal Financial Officer)
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Financial Institutions, Inc. and will be retained by Financial Institutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.